Exhibit 99.1

NEWPOWER HOLDINGS, INC. AUTHORIZED TO MAKE FINAL DISTRIBUTION



STAMFORD, CONNECTICUT - March 17, 2007 - NewPower Holdings, Inc. (PINK SHEETS:
NWPWQ) (the "Company") today announced that the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the "Bankruptcy Court") entered an order authorizing the Company to make a final distribution (the "Final Distribution Order"), pursuant to the Company's Second Amended Chapter 11 Plan, to holders of the Company's common stock, warrants and options. The amount of the final distribution and the record date for determining holders of allowed interests eligible for such distribution will be determined following the approval by the Bankruptcy Court of the aggregate proposed reserve. Pursuant to the Final Distribution Order, the Company will file its aggregate proposed reserve with the Bankruptcy Court on or before March 21, 2007. If there are no objections to the proposed reserve, the Company expects to make the final distribution on or about May 10, 2007. Pursuant to the Final Distribution Order, the Company is also authorized to effect its dissolution under Delaware General Corporate Law and to take steps to facilitate the closure of the Company's chapter 11 cases.

            Cautionary Statement

            This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995,
Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Source: NewPower Holdings, Inc.